September 30, 2010 Medium-Term Notes, Series D No. 2010-MTNDD646 Registration Statement Nos. 333-157386 and 333-157386-01 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

LASERSSM Based upon the Value of a Global Basket due October 29, 2013

LeAding StockmarkEt Return Securities

LASERSSM offer exposure to a wide variety of index types, equities and commodities. These investments allow investors to capture returns matching the underlying basket’s actual positive performance and provide some protection against loss should the underlying basket have a negative performance. The limited loss protection only applies if the closing value of the underlying basket does not decline below a predetermined percentage measured on any basket determination date. There is full exposure to a decline in the closing value of the underlying basket if the closing value of the underlying basket is below a predetermined percentage on any basket determination date. At maturity, an investor will receive an amount in cash that may be more or less than the stated principal amount based upon the closing value of the underlying basket on the valuation date and based upon the closing value of the underlying basket on every basket determination date from but excluding the pricing date to and including the valuation date. Payment at maturity may be less than the stated principal amount of your investment in the LASERSSM. The LASERSSM are senior unsecured obligations of Citigroup Funding Inc., and any payments due on the LASERSSM are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the LASERSSM are subject to the credit risk of Citigroup Inc.

SUMMARY TERMS
Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the LASERSSM are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the return of the stated principal amount of your investment at maturity is not guaranteed, you may receive a payment at maturity with a value less than the amount you initially invest.
Aggregate principal amount:	$
Stated principal amount:	$10 per LASERSSM
Issue price:	$10 per LASERSSM (see “Underwriting fee and issue price” below)
Pricing date:	October , 2010 (expected to price on or about October 25, 2010, or if such day is not a scheduled basket determination date, the next succeeding basket determination date).
Original issue date:	October , 2010 (three business days after the pricing date)
Valuation date:	October 24, 2013, subject to adjustment for non-basket determination dates and certain market disruption events
Maturity date:	October 29, 2013
Basket components:	S&P 500® Index, iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund, weighted approximately one third each (the “Global Basket”)
Payment at maturity:	The payment at maturity per $10 LASERSSM will equal: $10 + basket return amount, which may be positive, zero or negative
Basket return amount:

If the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

•  $10 x (the greater of (x) the basket percent change and (y) the fixed percentage)

If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

•  $10 x the basket percent change (which could be negative)

In this case, for each $10 LASERSSM you hold at maturity you may receive less than $10 and you may receive zero, There is no minimum payment at maturity on the LASERSSM.

Fixed percentage:	18% to 22% (6.00% to 7.33% per annum on a simple interest basis) (to be determined on the pricing date).
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket determination date:

A day, as determined by the Calculation Agent, on which

•  trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States; and

•  the S&P 500® Index, or any successor index, is calculated and published and on which securities comprising more than 80% of the value of the index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing level of the index.

Initial basket value:	100, the value the Global Basket will be set to on the pricing date.
Final basket value:	The closing value of the Global Basket on the valuation date
Closing value of the Global Basket:	The sum of (i) with respect to each of the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund, the product of the closing price of the relevant fund shares on that day and the related basket composition ratio and (ii) the product of the closing value of the S&P 500® Index on that day and its basket composition ratio.
CUSIP:	17316G743
ISIN:	US17316G7438
Listing:	The LASERSSM will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc., an affiliate of the Issuer. See “Supplemental information regarding plan of distribution; conflicts of interest.”

Underwriting fee and issue price:	Price to Public(1)	Underwriting Fee(1)(2)	Proceeds to Issuer
Per LASERSSM	$10.0000	$0.3000	$9.7000
Total	$	$	$

(1) The actual price to public and underwriting fee for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of LASERSSM purchased by that investor. The lowest price payable by an investor is $9.9000 per LASERSSM. Please see “Syndicate Information” on page 11 for further details.

(2) Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the underwriter), and their financial advisors will collectively receive from the underwriter, Citigroup Global Markets Inc., a fixed selling concession of $0.3000 for each LASERSSM they sell, while selected dealers not affiliated with Citigroup Global Markets will receive a selling concession of up to $0.3000 for each LASERSSM they sell. Certain other broker-dealers affiliated with Citigroup Global Markets, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a concession, and Financial Advisors employed by Citigroup Global Markets will receive a fixed sales commission, of $0.3000 for each LASERSSM they sell. See “Fees and selling concessions” on page 10. This selling concession may be reduced for volume purchase discounts depending on the aggregate amount of LASERSSM purchased by an investor. See “Syndicate Information” on page 11.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS,

EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Preliminary Pricing Supplement, Subject to Completion, filed on October 1, 2010:

http://www.sec.gov/Archives/edgar/data/831001/000119312510221681/d424b2.htm

Prospectus Supplement filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003022/y74453b2e424b2.htm

Prospectus filed on February 18, 2009:

http://www.sec.gov/Archives/edgar/data/831001/000095012309003016/y74453sv3asr.htm

THE LASERSSM ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR

ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a prospectus and related prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and related prospectus supplement in that registration statement (File No. 333-157386) and the other documents Citigroup Funding and Citigroup have filed with the SEC for more complete information about Citigroup Funding, Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and related prospectus supplement by calling toll-free 1-877-858-5407.

LASERSSM Based upon the Value of a Global Basket due October 29, 2013

LeAding StockmarkEt Return Securities

Investment Overview

LeAding StockmarkEt Return Securities

Exposure to U.S. and international equities through an index or exchange-traded funds is a component of portfolio diversification. Investors who believe they have underweight exposure to U.S. and international equity markets can use the LASERSSM Based on the Value of a Global Basket due October 29, 2013 (the “LASERSSM”):

■	To gain access to a U.S. equity index and international equity index through exchange-traded funds and provide diversification of underlying asset class exposure
■

To provide limited protection against loss and potentially outperform the underlying Global Basket due to the minimum fixed return if the closing value of the Global Basket on each basket determination date after the pricing date up to and including the valuation date the final basket value is greater than 75% of the initial basket value

The LASERSSM are exposed on a 1:3 basis to the performance (whether negative or positive) of each of the S&P 500® Index, the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund, with a minimum fixed return payable at maturity if the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date. If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date up to and including the valuation date, at maturity you will receive for each LASERSSM you then hold the $10 stated principal amount per LASERSSM plus an basket return amount equal to the product of (i) $10 and (ii) the basket percent change (which could be negative). In this case, for each of $10 LASERSSM you hold at maturity you may receive less than $10 and you may receive zero. There is no minimum payment at maturity on the LASERSSM.

Maturity:	3 years

Payment Scenario 1:	If the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date, you will receive a full return of principal at maturity plus a return based on the greater of (x) the basket percent change and (y) a fixed percentage of 18% to 22% (6.00% to 7.33% per annum on a simple interest basis) (to be determined on the pricing date).

Payment Scenario 2:	If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date up to and including the valuation date and the final basket value is less than the initial basket value, you will not receive a full return of principal at maturity. You will receive an amount equal to the principal minus a return based on the basket percent change, which will be negative, and you will suffer a loss on your principal investment. In this case, for each of $10 LASERSSM you hold at maturity you will receive less than $10 and you may receive zero.

Payment Scenario 3:	If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date up to and including the valuation date, and the final basket value is greater than the initial basket value, you will receive a full return of principal at maturity plus a return equal to the basket percent change, which will be positive, but you will not receive the greater of the basket percent change and the fixed percentage.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on September 29, 2010:

Bloomberg Ticker Symbol:	SPX

Current Closing Value:	1,144.73

Closing Value 52 Weeks Ago:	1,060.16

52 Week Closing Value High (on 4/23/2010):	1,217.28

52 Week Closing Value Low (on 7/2/2010):	1,022.58

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iShares® MSCI EAFE Index Fund Overview

The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) and is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and those in Europe and Asia, which include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Information provided to or filed with the Commission by the iShares® MSCI EAFE Index Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information, please see “Information about the Underlying Shares” in this offering summary.

Information as of market close on September 29, 2010:

Bloomberg Ticker Symbol:	EFA UP

Current Closing Value:	$55.33

Closing Value 52 Weeks Ago:	$54.68

52 Week Closing Value High (on 4/23/2010):	$58.03

52 Week Closing Value Low (on 8/18/2009):	$46.29

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iShares® MSCI Emerging Markets Index Fund Overview

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc., a registered investment company, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® MSCI Emerging Markets Index Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information, please see “Information about the Underlying Shares” in this offering summary.

Information as of market close on September 29, 2010:

Bloomberg Ticker Symbol:	EEM UP

Current Closing Value:	$44.52

Closing Value 52 Weeks Ago:	$38.65

52 Week Closing Value High (on 9/29/2010):	$44.52

52 Week Closing Value Low (on 5/20/2010):	$36.16

Key Investment Rationale

The LASERSSM are basket-linked investments that offer a potential return at maturity based on full participation in the increase or decrease in the closing value of the Global Basket and limited protection from loss if the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date.

Best Case Scenario	The closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date and, at maturity, the LASERSSM redeem for the stated principal amount of $10 plus the greater of (x) $10 x the basket percent change and (y) $1.80 to $2.20 (to be determined on the pricing date).

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Worst Case Scenario	The closing value of the Global Basket is less than or equal to 75 at least once from but excluding the pricing date to and including the valuation date and the closing value of the Global Basket has declined and, at maturity, the LASERSSM redeem for less than the stated principal amount by an amount proportionate to the decline. In this case, for each of $10 LASERSSM you hold at maturity you will receive less than $10 and you may receive zero.

Summary of Selected Key Risks (see page 14)

■	Payment at maturity may be less than the stated principal amount of your investment in the LASERSSM.

■	No interest payments.

■

The market price of the LASERSSM will be influenced by many unpredictable factors, including the value and volatility of the Global Basket and the fund shares or the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index.

■	The LASERSSM are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the LASERSSM.

■	The LASERSSM will not be listed on any securities exchange and secondary trading may be limited.

■

The return on the LASERSSM (the effective yield to maturity) may be less than the amount that would be paid on a conventional fixed-rate debt security of ours (guaranteed by Citigroup Inc.) of comparable maturity.

■	The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

■	You have no shareholder rights.

■	Investing in the LASERSSM is not equivalent to investing in the fund shares or the stocks included in the S&P 500® Index.

■	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the LASERSSM.

■	Citigroup Funding’s hedging and trading activity could potentially adversely affect the value of the LASERSSM.

■	The U.S. federal income tax consequences of an investment in the LASERSSM are uncertain.

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Fact Sheet

The LASERSSM offered are senior unsecured obligations of Citigroup Funding Inc. Any payments due on the LASERSSM are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. The LASERSSM will pay no interest and have the terms described in the related pricing supplement, prospectus supplement and prospectus. The return of the stated principal amount of your investment at maturity is not guaranteed. At maturity, an investor will receive for each stated principal amount of LASERSSM that the investor holds, an amount in cash that may be more than, equal to or less than the stated principal amount based upon the final basket value. All payments on the LASERSSM are subject to the credit risk of Citigroup Inc.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
October , 2010 (expected to price on or about October 25, 2010, or if such day is not a scheduled basket determination date, the next succeeding basket determination date).	October , 2010 (three business days after the pricing date)	October 29, 2013

Key Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the LASERSSM are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the return of the stated principal amount of your investment at maturity is not guaranteed, you may receive a payment at maturity with a value less than the amount you initially invest.
Basket components:	S&P 500® Index, iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund
Basket components publishers:	Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. and Barclays Global Investors, N.A.
Issue price:	$10 per LASERSSM (see “Syndicate Information” below)
Aggregate principal amount:	$
Stated principal amount:	$10 per LASERSSM
Denominations:	$10 per LASERSSM and integral multiples thereof
Interest:	None
Payment at maturity:	The payment at maturity per $10 LASERSSM will equal: $10 + basket return amount, which may be positive, zero or negative
Basket return amount:

If the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

•   $10 x (the greater of (x) the basket percent change and (y) the fixed percentage)

If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date to and including the valuation date, the basket return amount will equal:

•   $10 x the basket percent change (which could be negative)

In this case, for each $10 LASERSSM you hold at maturity you may receive less than $10 and you may receive zero. There is no minimum payment at maturity on the LASERSSM

Fixed percentage:	18% to 22% (6.00% to 7.33% per annum on a simple interest basis) (to be determined on the pricing date).
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket determination date:

A day, as determined by the Calculation Agent, on which

•   trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the

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Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States; and

•   the S&P 500® Index, or any successor index, is calculated and published and on which securities comprising more than 80% of the value of the index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing level of the index.

Initial basket value:	100, the value the Global Basket will be set to on the pricing date.
Final basket value:	The basket value on the valuation date
Closing value of the Global Basket:	The sum of (i) with respect to each of the iShares® MSCI EAFE Index Fund and the iShares® MSCI Emerging Markets Index Fund, the product of the closing price of the relevant fund shares on that day and the related basket composition ratio and (ii) the product of the closing value of the S&P 500® Index on that day and its basket composition ratio.
Valuation date:	October 24, 2013, subject to adjustment for non-basket determination dates and certain market disruption events.
Risk factors:	Please see “Risk Factors” beginning on page 14.

General Information

Listing:	The LASERSSM will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc.
CUSIP:	17316G743
ISIN:	US17316G7438
Certain U.S. federal income tax considerations:	The following summarizes certain U.S. federal income tax considerations for U.S. investors (“U.S. Holders”), and certain non-U.S. investors described below, that are initial holders of the LASERSSM and that hold the LASERSSM as capital assets.

For U.S. federal income tax purposes, each holder agrees to treat the LASERSSM as a cash-settled prepaid forward contract on the value of the Index on the Valuation Date, pursuant to which forward contract, at maturity the holder will receive the cash value of the Index subject to certain adjustments. Under this characterization, the amounts invested by a U.S. Holder should be treated as a cash deposit that will be used to satisfy the holder’s obligation under the LASERSSM. Thus a U.S. Holder’s tax basis in an LASERSSM generally will equal the holder’s cost for that LASERSSM. At maturity or upon the sale or other taxable disposition of an LASERSSM, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount the U.S. Holder receives and the holder’s tax basis in the LASERSSM. Subject to the discussion below regarding the possible characterization of some gains as ordinary income under Section 1260 of the Internal Revenue Code of 1986 (“Section 1260”), such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the LASERSSM for more than one year at the time of disposition. Although the matter is not clear, it is possible that a portion of long-term capital gains realized by you in respect of the LASERSSM could be recharacterized as ordinary income (and therefore as ineligible for preferential tax rates) and that the deemed underpayment of tax with respect to the deferral of such ordinary income could be subject to an interest charge. This possibility arises from the fact that the LASERSSM are likely to constitute a “constructive ownership” transaction within the meaning of Section 1260.

No statutory, judicial or administrative authority directly addresses the characterization of the LASERSSM or instruments similar to the LASERSSM for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the LASERSSM are not certain. Accordingly, a prospective investor (including a tax-exempt investor) in the LASERSSM should consult his or her tax advisor in determining the tax consequences of an investment in the LASERSSM, including the application of State, Local or other tax laws and the possible effects of changes in Federal or other tax laws.
It is also possible that future regulations or other IRS guidance would require you to accrue income on the LASERSSM on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the LASERSSM in another manner that significantly differs from the agreed-to treatment discussed above. The IRS and U.S. Treasury Department issued a notice (the “Notice”) that requests public comments on a

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comprehensive list of tax policy issues raised by prepaid forward contracts, which include financial instruments similar to the LASERSSM. The Notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches, including a mark-to-market methodology; a regime similar to the Contingent Payment Regulations; categorization of prepaid forward contracts as debt; and treatment of prepaid forward contracts as “constructive ownership” transactions. The Notice also contemplates that all (or significant portions) of an investor’s returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). It is currently impossible to predict what guidance, if any, will be issued as a result of the Notice, and whether any such guidance could have retroactive effect.

In addition, legislation has been introduced for consideration in the U.S. Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with a term of more than one year (which would include financial instruments similar to the LASERSSM) acquired after the date of the legislation’s enactment. The legislation also would implement special income accrual rules for publicly traded prepaid derivative contracts. The schedule for consideration of this legislation and the outcome of the legislative process currently is uncertain.

Any capital gain realized by a holder that is not a U.S. person (“Non-U.S. Holder”) upon the sale or other disposition of the LASERSSM should not be subject to U.S. federal income tax if:

• such gain is not effectively connected with a U.S. trade or business of such holder, and

•   in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

In the Notice discussed above, the IRS and U.S. Treasury Department specifically question whether, and to what degree, payments (or deemed accruals) in respect of a prepaid forward contract should be subject to withholding. Accordingly, it is possible that future guidance could be issued as a result of the Notice requiring us to withhold on payments made to non-U.S. Holders under the LASERSSM.

You should refer to the pricing supplement related to this offering for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.
Trustee:	The Bank of New York Mellon
Calculation agent:	Citigroup Global Markets Inc.
Use of proceeds and hedging:	The net proceeds received from the sale of the LASERSSM will be used for general corporate purposes and, in part, in connection with hedging our obligations under the LASERSSM through one or more of our affiliates.

On, or prior to, the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the LASERSSM by taking positions in futures or options contracts listed on major securities markets on the fund shares or the S&P 500® Index or the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index or positions in any other available securities or instruments that we may wish to use in connection with such hedging. For further information on our use of proceeds and hedging, see “Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the accompanying pricing supplement related to this offering of LASERSSM.
ERISA and IRA purchase considerations:	Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the LASERSSM as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the LASERSSM or renders investment advice with

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respect to those assets and (2) such plan or retirement account is paying no more than adequate consideration for the LASERSSM or (B) its acquisition and holding of the LASERSSM is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the LASERSSM if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney LLC or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of LASERSSM by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the accompanying pricing supplement related to this offering of LASERSSM.
Fees and selling concessions:	Citigroup Global Markets Inc., an affiliate of Citigroup Funding and the underwriter of the sale of the LASERSSM, will receive an underwriting fee of $0.3000 for each LASERSSM sold in this offering. From this underwriting fee, Citigroup Global Markets will pay selected dealers, including its affiliate Morgan Stanley Smith Barney, and their financial advisors collectively a fixed selling concession of $0.3000 for each LASERSSM they sell, while selected dealers not affiliated with Citigroup Global Markets will receive a selling concession of up to $0.3000 for each LASERSSM they sell. Certain other broker-dealers affiliated with Citigroup Global Markets, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a concession, and Financial Advisors employed by Citigroup Global Markets will receive a fixed sales commission, of $0.3000 for each LASERSSM they sell. Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the LASERSSM declines. The underwriting fee and selling concession payable in connection with sales of the LASERSSM may be reduced for volume purchase discounts in accordance with the chart in “Syndicate Information” below.

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the LASERSSM declines. You should refer to “Risk Factors” below and “Risk Factors Relating to the LASERSSM” and “Plan of Distribution; Conflicts of Interest” in the accompanying pricing supplement related to this offering of LASERSSM.
Supplemental information regarding plan of distribution; conflicts of interest:	Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering of the LASERSSM will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 2720 of the NASD Conduct Rules adopted by the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are NOT permitted to purchase the LASERSSM, either directly or indirectly. See “Plan of Distribution; Conflicts of Interest” in the accompanying pricing supplement related to this offering of LASERSSM.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7288.

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Syndicate Information

The actual public offering price, the underwriting fee received by Citigroup Global Markets and the selling concession granted to selected dealers per LASERSSM may be reduced for volume purchase discounts depending on the aggregate amount of LASERSSM purchased by a particular investor according to the following chart.

Syndicate Information

Aggregate Principal Amount of LASERSSM for Any Single Investor	Price to Public per Index LASERSSM	Underwriting Fee per LASERSSM	Selling Concession per LASERSSM
< $1,000,000	$10.000	$0.3000	$0.3000
≥ $1,000,000 and < $3,000,000	$9.9500	$0.2500	$0.2500
≥ $3,000,000 and < $5,000,000	$9.9250	$0.2250	$0.2250
≥ $5,000,000	$9.9000	$0.2000	$0.2000

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the LASERSSM distributed by such dealers.

The above Fact Sheet represents a summary of the terms and conditions of the LASERSSM. We encourage you to read the accompanying prospectus supplement, prospectus and pricing supplement for the LASERSSM, which can be accessed via the hyperlinks on the front page of this document.

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Hypothetical Payment at Maturity

The examples of hypothetical payments at maturity set forth below are intended to illustrate the effect of different final basket values of the S&P 500® Index on the amount you will receive in respect of the LASERSSM at maturity. All of the hypothetical examples are based on the following assumptions:

■	Issue price: $10 per LASERSSM

■	Initial basket value: 100

■	Fixed percentage: 20%

■	Downside threshold value: 75 (75% of the initial basket value)

■	Maturity: 3 years

The following examples are for purposes of illustration only and would provide different results if different assumptions were applied. The actual amount you receive at maturity will depend on the actual basket return amount, which, in turn, will depend on the actual initial basket value, final basket value and fixed percentage.

TABLE OF HYPOTHETICAL PAYMENTS AT MATURITY

Hypothetical Closing Value of the Global Basket	Hypothetical Basket Return Percentage(1) (%)	No Value Below the Hypothetical Downside Threshold Value		A Value At or Below the Hypothetical Downside Threshold Value
		Hypothetical Return on the LASERSSM	Hypothetical Payment at Maturity on the LASERSSM	Hypothetical Return on the LASERSSM	Hypothetical Payment at Maturity on the LASERSSM
0.00	-100.00%	NA	NA	-100.00%	$0.00
25.00	-75.00%	NA	NA	-75.00%	$2.50
50.00	-50.00%	NA	NA	-50.00%	$5.00
55.00	-45.00%	NA	NA	-45.00%	$5.50
60.00	-40.00%	NA	NA	-40.00%	$6.00
65.00	-35.00%	NA	NA	-35.00%	$6.50
70.00	-30.00%	NA	NA	-30.00%	$7.00
75.00	-25.00%	NA	NA	-25.00%	$7.50
80.00	-20.00%	20.00%	$12.00	-20.00%	$8.00
85.00	-15.00%	20.00%	$12.00	-15.00%	$8.50
90.00	-10.00%	20.00%	$12.00	-10.00%	$9.00
95.00	-5.00%	20.00%	$12.00	-5.00%	$9.50
100.00	0.00%	20.00%	$12.00	0.00%	$10.00
105.00	5.00%	20.00%	$12.00	5.00%	$10.50
110.00	10.00%	20.00%	$12.00	10.00%	$11.00
115.00	15.00%	20.00%	$12.00	15.00%	$11.50
120.00	20.00%	20.00%	$12.00	20.00%	$12.00
125.00	25.00%	25.00%	$12.50	25.00%	$12.50
130.00	30.00%	30.00%	$13.00	30.00%	$13.00
135.00	35.00%	35.00%	$13.50	35.00%	$13.50
140.00	40.00%	40.00%	$14.00	40.00%	$14.00
145.00	45.00%	45.00%	$14.50	45.00%	$14.50
150.00	50.00%	50.00%	$15.00	50.00%	$15.00
175.00	75.00%	75.00%	$17.50	75.00%	$17.50
200.00	100.00%	100.00%	$20.00	100.00%	$20.00

(1) Excludes any dividends paid on the stocks in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of LASERSSM that they hold a maturity payment equal to the sum of the stated principal amount of $10 per LASERSSM plus an basket return amount, which may be positive, zero or negative.

If the closing value of the Global Basket is greater than 75 (75% of the initial basket value) on each basket determination date from but excluding the pricing date to and including the valuation date, the basket return amount will be positive and will equal:

$10 × (the greater of (x) basket percent change and (y) fixed percentage)

where,

basket percent change	=	(final basket value – initial basket value)
initial basket value

initial basket value	=	100, the value the Global Basket will be set to equal on the pricing date, based on the sum of (i) the product of the closing price of the fund shares of the iShares® MSCI EAFE Index and the iShares® MSCI Emerging Markets Index, respectively, on the pricing date and each fund’s basket composition ratio and (ii) the product of the closing value of the S&P 500® Index on the pricing date and its basket composition ratio

final basket value	=	The closing value of the Global Basket on the valuation date

fixed percentage	=	18% to 22% (6.00% to 7.33% per annum on a simple interest basis) (to be determined on the pricing date)

If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date to and including the valuation date and the final basket value is greater than the initial basket value, the basket return amount will be positive and will equal:

$10 × basket percent change

If the closing value of the Global Basket is less than or equal to 75 on any basket determination date from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value, the basket return amount will be negative and will equal:

$10 × basket percent change (which will be negative)

In this case, for each $10 LASERSSM you hold at maturity you will receive less than $10 and you may receive zero. There is no minimum payment at maturity on the LASERSSM.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the LASERSSM. For further discussion of these and other risks, you should read the section entitled “Risk Factors Relating to the LASERSSM” in the accompanying pricing supplement related to this offering of LASERSSM and “Risk Factors” in the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the LASERSSM.

■

LASERSSM do not pay interest or guarantee return of principal. The terms of the LASERSSM differ from those of ordinary debt securities in that the LASERSSM do not pay interest and do not guarantee the return of any of the stated principal amount at maturity. If the closing value of the Global Basket date is less than or equal to 75 (75% of the initial basket value) on any basket determination date from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value, the payout at maturity will be less than $10 and you may receive zero. There is no minimum payment at maturity on the LASERSSM, and, accordingly, you could lose your entire investment.

■

Potential for a lower comparative yield. The LASERSSM do not pay any interest. As a result, if the closing value of the Global Basket is less than or equal to 75% of the initial basket value on any basket determination date from but excluding the pricing date to and including the valuation date and the final basket value is less than the initial basket value, resulting in a negative basket return amount, the yield on the LASERSSM may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) of comparable maturity.

■

The LASERSSM are subject to the credit risk of Citigroup Inc. and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the LASERSSM. You are subject to the credit risk of Citigroup Inc. The LASERSSM are not guaranteed by any entity other than Citigroup Inc. If Citigroup Inc. defaults on its guarantee obligations under the LASERSSM, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the LASERSSM will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the market value of the LASERSSM.

■

Market price of the LASERSSM may be influenced by many unpredictable factors. Numerous factors will influence the value of the LASERSSM in the secondary market and the price at which Citigroup Global Markets may be willing to purchase or sell the LASERSSM in the secondary market, including: the value and volatility of the Global Basket, the price or value, and volatility, of the fund shares and the stocks that underlie the S&P 500® Index, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the fund shares or the stocks that underlie the S&P 500® Index, or the stock markets generally, and that may affect the value of the Global Basket, interest and yield rates in the market, the time remaining to maturity, the dividend rate on fund shares or the stocks that underlie the S&P 500® Index, and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc. As a result, the market value of the LASERSSM will vary and may be less than the original issue price on any basket determination date prior to maturity and sale of the LASERSSM prior to maturity may result in a loss.

■

The LASERSSM will not be listed and secondary trading may be limited. The LASERSSM will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the LASERSSM. Citigroup Global Markets may, but is not obligated to, make a market in the LASERSSM. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the LASERSSM easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the LASERSSM, the price at which you may be able to trade your LASERSSM is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If on any basket determination date Citigroup Global Markets were not to make a market in the LASERSSM, it is likely that there would be no secondary market for the LASERSSM. Accordingly, you should be willing to hold your LASERSSM to maturity.

■

The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase LASERSSM in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the LASERSSM, as well as the cost of hedging our obligations under the LASERSSM. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the LASERSSM are also likely to be reduced by the costs of unwinding the related hedging transaction. Our affiliates may realize a profit from the expected hedging activity even if the market value of the LASERSSM declines. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

■

The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the LASERSSM. Citigroup Global Markets Inc., which is acting as the calculation agent for the LASERSSM, is an affiliate of ours. As calculation agent, Citigroup Global Markets will determine the initial basket value, the final basket value and the basket percent change, as applicable, and will calculate the amount of cash, if any, you will receive at maturity. Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the

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occurrence or non-occurrence of a basket determination date, market disruption events and the calculation of any value of the basket components in the event of the unavailability, modification or discontinuance of such basket component, may adversely affect the payment to you at maturity.

■

Citigroup Funding’s hedging and trading activity could potentially adversely affect the value of the LASERSSM. We expect to hedge our obligations under the LASERSSM (and possibly to other instruments linked to the fund shares or stock included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index) through one or more of our affiliates. This hedging activity will likely involve trading in fund shares, the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index, or in other instruments, such as options, swaps or futures, based upon the basket components or the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index, or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging. This hedging activity may present a conflict between your interest in the LASERSSM and the interests we and our affiliates have in executing, maintaining and adjusting our hedge transactions because it could affect the value of the Global Basket and, therefore, the determination of the payment due at maturity. It could also be adverse to your interest if it affects the price at which our affiliate Citigroup Global Markets Inc. may be willing to purchase your LASERSSM in the secondary market. Since hedging our obligation under the LASERSSM involves risk and may be influenced by a number of factors, it is possible that we or our affiliates may profit from our hedging activity, even if the market value of the LASERSSM declines.

■

You have no shareholder rights. As an investor in the LASERSSM, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index.

■

Investing in the LASERSSM is not equivalent to investing in the basket components. Investing in the LASERSSM is not equivalent to investing in the fund shares or stocks included in the S&P 500® Index. See “Hypothetical Payment at Maturity” in this offering summary.

■

The U.S. federal income tax consequences of an investment in the LASERSSM are uncertain. No statutory, judicial or administrative authority directly addresses the characterization of the LASERSSM or instruments similar to the LASERSSM for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the LASERSSM are not certain. No ruling is being requested from the Internal Revenue Service with respect to the LASERSSM and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under “Certain U.S. Federal Income Tax Considerations” in this offering summary or under “What Are the United States Federal Income Tax Consequences of Investing in the LASERSSM?” and “Certain United States Federal Income Tax Considerations” in the pricing supplement related to this offering. It is also possible that future U.S. legislation, regulations or other IRS guidance would require you to accrue income on the LASERSSM on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the LASERSSM in another manner that significantly differs from the agreed-to treatment discussed under “Certain U.S. Federal Income Tax Considerations” in this offering summary and under “What Are the United States Federal Income Tax Consequences of Investing in the LASERSSM?” and “Certain United States Federal Income Tax Considerations” in the pricing supplement related to this offering, and that any such guidance could have retroactive effect.

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Information about the Global Basket

The Global Basket. Citigroup Global Markets Inc., as calculation agent, will determine the value of the Global Basket as described in the section “Description of the Global Basket” in the accompanying pricing supplement. The Global Basket will represent the closing prices of the fund shares of the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund, respectively, and the closing values of the S&P 500® Index from the pricing date through the valuation date. Each basket component included in the Global Basket will be weighted approximately one-third each, as set forth below, based on its closing price or closing value, as applicable, on the pricing date as determined by the calculation agent, to achieve an initial basket value of 100 for the Global Basket on that date:

Underlying Index	Percentage of Basket	Initial Index Value	Basket Composition Ratio
S&P 500® Index	33.4%
iShares® MSCI EAFE Index Fund	33.3%
iShares® MSCI Emerging Markets Index Fund	33.3%

The closing value of the Global Basket on the pricing date will be set to equal 100. The closing value of the Global Basket on any basket determination date thereafter, including the valuation date, will equal the sum of (i) with respect to each of the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund, the product of the closing price of the relevant fund shares on that day and the related basket composition ratio and (ii) the product of the closing value of the S&P 500® Index on that day and its basket composition ratio.

Please note that an investment in the LASERSSM does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the fund shares or the stocks included in the S&P 500® Index, the MSCI EAFE Index or the MSCI Emerging Markets Index.

Information about the Basket Components

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see “Description of the S&P 500® Index” in the accompanying pricing supplement related to this offering.

License Agreements. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc., Citigroup Funding and its affiliates. The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this offering summary:

The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. S&P’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to Citigroup Funding, its affiliates or the holders of the notes. S&P has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the notes, prices at which the notes are initially to be sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.

For additional information, see “Description of the S&P 500® Index” in the accompanying pricing supplement related to this offering.

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Historical Information on the S&P 500® Index.

The following table presents the published high and low closing values, as well as the end-of-quarter closing values, of the S&P 500® Index from January 3, 2005 through September 29, 2010. The closing value of the S&P 500® Index on September 29, 2010 was 1,144.73. We obtained these closing values and other information below from Bloomberg Financial Markets, without independent verification. The S&P 500® Index experiences periods of high volatility, and you should not take the historical values of the S&P 500® Index as an indication of future performance.

	High	Low	Period End
2005
Quarter
First	1,225.31	1,163.75	1,180.59
Second	1,216.96	1,137.50	1,191.33
Third	1,245.04	1,194.44	1,228.81
Fourth	1,272.74	1,176.84	1,248.29
2006
Quarter
First	1,307.25	1,254.78	1,294.83
Second	1,325.76	1,223.69	1,270.20
Third	1,339.15	1,234.49	1,335.85
Fourth	1,427.09	1,331.32	1,418.30
2007
Quarter
First	1,459.68	1,374.12	1,420.86
Second	1,539.18	1,424.55	1,503.35
Third	1,553.08	1,406.70	1,526.75
Fourth	1,565.15	1,407.22	1,468.36
2008
Quarter
First	1,447.16	1,273.37	1,322.70
Second	1,426.63	1,278.38	1,280.00
Third	1,305.32	1,106.39	1,166.36
Fourth	1,161.06	752.44	903.25
2009
Quarter
First	934.70	676.53	797.87
Second	946.21	811.08	919.32
Third	1,071.66	879.13	1,057.08
Fourth	1,127.78	1,025.21	1,115.10
2010
Quarter
First	1,174.17	1,056.74	1,169.43
Second	1,217.28	1,030.71	1,030.71
Third (through September 29)	1,148.67	1,022.58	1,144.73

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The iShares® MSCI EAFE Index Fund.

The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. For additional information about the iShares® MSCI EFEA Index Fund, see “Description of the Basket Components – Description of the Fund Shares – iShares® MSCI EFEA Index Fund” in the accompanying pricing supplement related to this offering.

Historical Data on the Fund Shares of the iShares® MSCI EAFE Index Fund.

The following table sets forth the high, low and quarter-end closing prices of the Fund Shares for each quarterly period from January 3, 2005 through September 29, 2010. The closing price of the Fund Shares on September 29, 2010 was $55.33. These historical data on the Fund Shares are not indicative of the future performance of the Fund Shares or what the market value of the LASERSSM may be. Any historical upward or downward trend in the value of the Fund Shares during any period set forth below is not an indication that the Fund Shares are more or less likely to increase or decrease on any basket determination date during the term of the LASERSSM.

	High	Low	End
2005
Quarter
First	$55.27	$51.18	$52.92
Second	53.87	51.33	52.35
Third	58.50	52.05	58.09
Fourth	60.91	54.72	59.42
2006
Quarter
First	65.40	60.33	64.99
Second	70.58	59.60	65.35
Third	68.46	61.62	67.78
Fourth	74.31	67.96	73.26
2007
Quarter
First	76.94	70.95	76.27
Second	81.79	76.47	80.63
Third	83.77	73.70	82.56
Fourth	86.18	78.24	78.50
2008
Quarter
First	78.35	68.31	71.90
Second	78.52	68.10	68.70
Third	68.04	53.08	56.30
Fourth	55.88	35.71	44.87
2009
Quarter
First	45.44	31.69	37.59
Second	49.04	38.57	45.81
Third	55.81	43.91	54.70
Fourth	57.28	52.66	55.30
2010
Quarter
First	57.96	50.45	56.00
Second	58.03	46.29	46.51
Third (through September 29)	55.42	47.09	55.33

The iShares® MSCI Emerging Markets Index Fund.

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. For additional information about the iShares® MSCI Emerging Markets Index Fund, see “Description of the Basket Components – Description of the Fund Shares – iShares® MSCI Emerging Markets Index Fund” in the accompanying pricing supplement related to this offering.

September 2010	Page 18

LASERSSM Based upon the Value of a Global Basket due October 29, 2013

LeAding StockmarkEt Return Securities

Historical Data on the Fund Shares of the iShares® MSCI Emerging Markets Index Fund.

The following table sets forth the high, low and quarter-end closing prices of the Fund Shares for each quarterly period from January 3, 2005 through September 29, 2010. These historical data on the Fund Shares are not indicative of the future performance of the Fund Shares or what the market value of the Notes may be. Any historical upward or downward trend in the value of the Fund Shares during any period set forth below is not an indication that the Fund Shares are more or less likely to increase or decrease on any basket determination date during the term of the LASERSSM.

	High	Low	End
2005
Quarter
First	$24.65	$21.23	$22.54
Second(1)	24.37	21.67	23.83
Third	28.32	23.93	28.32
Fourth	29.83	25.07	29.40
2006
Quarter
First	33.59	30.43	33.02
Second	37.03	27.34	31.23
Third	33.14	29.20	32.29
Fourth	38.15	31.80	38.10
2007
Quarter
First	39.53	35.03	38.75
Second	44.42	39.13	43.82
Third	50.11	39.50	49.78
Fourth	55.64	47.27	50.10
2008
Quarter
First	50.37	42.17	44.79
Second	51.70	44.43	45.19
Third	44.43	31.33	34.53
Fourth	33.90	18.22	24.97
2009
Quarter
First	27.09	19.94	24.81
Second	34.64	25.65	32.23
Third	39.29	30.75	38.91
Fourth	42.07	37.56	41.50
2010
Quarter
First	43.22	36.83	42.12
Second	43.98	36.16	37.32
Third (through September 29)	44.52	37.59	44.52

License Agreement

MSCI and Citigroup Global Markets, Inc., Citigroup Funding’s affiliate, have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets, in exchange for a fee, of the right to use the MSCI EAFE® Index and the MSCI Emerging Markets Index in connection with certain securities, including the LASERSSM.

The MSCI Indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Citigroup Global Markets. The Notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such Notes. No purchaser, seller or holder of this Note, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

(1)	A three-for-one stock split of the Fund Shares became effective on June 8, 2005. These prices have been adjusted to reflect that split.

September 2010	Page 19